SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                  Computer Associates International, Inc.
    ------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                       Belden Frease, Secretary
     -----------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------

 (2) Aggregate number of securities to which transactions applies:
- -------------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
- -------------------------------------------------------------------------

 (4) Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1) Amount previously paid:
- ------------------------------------------------------------------------

 (2) Form, schedule or registration statement no.:
- ------------------------------------------------------------------------

 (3) Filing party:
- ------------------------------------------------------------------------

 (4) Dated filed:
- ------------------------------------------------------------------------

                   COMPUTER ASSOCIATES INTERNATIONAL, INC.
                      One Computer Associates Plaza
                        Islandia, NY 11788-7000
                            1-516-342-5224




                                                          July 7, 1995

  Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Computer Associates International, Inc. to be held at 10:00 a.m. Eastern Daylight Time, on Wednesday August 9, 1995 at our world headquarters, One Computer Associates Plaza, Islandia, New York.

    Your Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement and recommends that you vote for the election of the eight directors nominated, for approval of an Amendment to the 1991 Stock Incentive Plan, for approval of an Amendment to the 1994 Annual Incentive Compensation Plan, for approval of the 1995 Key Employee Stock Ownership Plan, and for ratification of the Board's appointment of Ernst & Young LLP as the company's independent auditors for the 1996 fiscal year.

     The vote of every stockholder is important. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we urge you to sign, date, and mail the enclosed proxy in the envelope provided at your earliest convenience.

    Thank you for your cooperation.


                                        Very truly yours,

                                        /s/Charles B.Wang

                                        Charles B. Wang
                                        Chairman of the Board and
                                        Chief Executive Officer

           COMPUTER ASSOCIATES INTERNATIONAL, INC.
                       ---------------
           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       ----------------


  To the Stockholders of
   Computer Associates International, Inc.:


    The Annual Meeting of Stockholders of Computer Associates International, Inc. (the "Company") will be held on Wednesday, August 9, 1995, at 10:00 a.m. Eastern Daylight Time, at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York, for the following purposes:

           1. To elect directors to serve for the ensuing year and until their successors are elected;

           2. To approve an Amendment to the Company's 1991 Stock
              Incentive Plan;

           3. To  approve an  Amendment  to the  Company's 1994
              Annual Incentive Compensation Plan;

           4. To approve the 1995  Key Employee Stock Ownership
              Plan;

           5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1996; and

           6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 20, 1995 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof.

    If you plan to attend the meeting, please bring the admission ticket attached to your proxy card.

    Whether or not  you expect to  attend, STOCKHOLDERS ARE  REQUESTED TO
  SIGN, DATE  AND RETURN  THE  ENCLOSED FORM OF   PROXY IN  THE ENVELOPE
  PROVIDED. No postage is required if mailed in the United States.

                                        By Order of the Board of Directors


                                        Belden A. Frease
                                        Secretary

  Islandia, New York
  July 7, 1995

                COMPUTER ASSOCIATES INTERNATIONAL, INC.
                      One Computer Associates Plaza
                         Islandia, NY 11788-7000
                              -----------
                            PROXY STATEMENT
                              -----------
                          GENERAL INFORMATION

  PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of the Common Stock, $.10 par value per share ("Common Stock"), of Computer Associates International, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, August 9, 1995 at 10:00 a.m. (Eastern Daylight Time), at the Company's world headquarters, One Computer Associates Plaza, Islandia, New York, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. At present, the Board of Directors knows of no other business which will come before the meeting.

    The Notice of Annual Meeting, Proxy Statement and form of proxy will be mailed to stockholders on or about July 7, 1995. The Company will bear the cost of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

  REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are given, the proxies will be voted FOR the election of management's eight nominees for election as directors, FOR approval of an Amendment to the 1991 Stock Incentive Plan, FOR approval of an Amendment to the 1994 Annual Incentive Compensation Plan, FOR approval of the 1995 Key Employee Stock Ownership Plan, and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1996.
  RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on June 20, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. On June 20, 1995, the Company had outstanding 160,593,508 shares of Common Stock, each of which (other than shares held in the Company's treasury) is entitled to one vote upon matters presented at the meeting.

    Votes cast at the meeting will be tabulated by persons appointed as inspectors of election for the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

    The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

    The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat will be required to approve an Amendment to the 1991 Stock Incentive Plan, to approve an Amendment to the 1994 Annual Incentive Compensation Plan, to approve the 1995 Key Employee Stock Ownership Plan and to ratify the selection of independent public accountants. In determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

  ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended March 31, 1995 is being mailed with this proxy statement.

    Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part thereof.

  STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of June 13, 1995, by the persons known to the Company to own, or deemed to own, beneficially 5% or more of the Company's Common Stock:

                                         Number of Shares       Percent of
 Name and Address of Beneficial Owner    Beneficially Owned   Class (rounded)
 ------------------------------------    ------------------   ---------------
   Walter Haefner/                          37,500,000(1)          23.4%
   Careal Holding AG
   Utoquai 49
   8022 Zurich, Switzerland

   FMR Corp.                                10,667,208(2)           6.6%
   82 Devonshire Street
   Boston, MA 02109



  (1) According to a Schedule 13D, as amended, filed by Walter Haefner and Careal Holding AG, Mr. Haefner has the sole voting and dispositive power with respect to 37,500,000 shares of the Company's Common Stock held of record by Careal Holding AG.

  (2) According to a Schedule 13G, filed by FMR Corp., FMR Corp has the sole voting and dispositive power with respect to 177,757 shares of the Company's Common Stock held of record by FMR Corp.

                     BOARD AND MANAGEMENT OWNERSHIP

    The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock as of June 13, 1995 for (i) each director, including Charles B. Wang, the Chairman and Chief Executive Officer, Sanjay Kumar, President and Chief Operating Officer and Russell M. Artzt, Executive Vice President-Research and Development,
  (ii) the two most highly compensated executive officers other than Messrs. Wang, Kumar, and Artzt, and (iii) all directors, and executive officers as a group (13 persons). Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder.

                                     Number of Shares         Percent
 Name of Beneficial Owner         Beneficially Owned(1)(2)    of Class
 ------------------------         ------------------------    --------
  Director:
   Russell M. Artzt                        300,844              .2%
   Willem F.P. de Vogel                      7,720                *
   Irving Goldstein                          7,000                *
   Richard A. Grasso                         3,000                *
   Shirley Strum Kenny                       2,500                *
   Sanjay Kumar                            129,748                *
   Edward C. Lord                            2,400                *
   Charles B. Wang                       7,966,614(3)          5.0%



                BOARD AND MANAGEMENT OWNERSHIP (continued)
                                      Number of Shares          Percent
 Name of Beneficial Owner           Beneficially Owned(1)(2)    of Class
 ------------------------           ------------------------    --------
  Non-Directors:
   Arnold S. Mazur                           292,513               .2%
   Peter Schwartz                            200,486               .1%
   All Directors and Executive Officers
   as a Group (13 persons)                 8,971,398              5.6%

  ---------------

  * Represents less than .1% of the outstanding Common Stock

(1) Includes shares that may be acquired within 60 days after June 13, 1995 through exercise of employee and non-employee directors stock options as follows: Mr. Artzt, 233,000; Mr. Kumar, 108,050; Mr. Mazur, 271,515; Mr. Schwartz, 190,290; Mr. Wang, 1,615,608; Mr.
      de Vogel, 4,000; Mr. Goldstein, 4,000; Mr. Grasso, 2,000; Mr. Lord, 2,000; and all directors and executive officers as a group, 2,473,211.

  (2) Includes shares credited to the executives' accounts in the Company's tax-qualified profit-sharing plan as follows: Mr. Artzt, 597; Mr. Kumar, 8,891; Mr. Mazur, 598; Mr. Schwartz, 596; Mr. Wang, 147; and all executive officers as a group, 12,035.

  (3) Includes 22,002 shares owned directly by Mr. Wang's wife, an employee of the Company; 167,847 shares subject to employee stock options held by Mr. Wang's wife, which are exercisable within 60 days after June 13, 1995; and 168 shares credited to the account of Mr. Wang's wife in the Company's tax-qualified profit-sharing plan. Mr. Wang disclaims beneficial ownership of such shares.


  ITEM 1--ELECTION OF DIRECTORS

  NOMINEES

    It is proposed that the eight persons named below will be elected at the meeting. Unless otherwise specified it is the intention of the persons named in the accompanying form of Proxy to vote all shares of Common Stock represented by such proxy for the election of Russell M. Artzt, Willem F.P. de Vogel, Irving Goldstein, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, Edward C. Lord and Charles B. Wang to serve as directors until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company. At the time of the annual meeting, if any of the nominees named below is not available to serve as director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons, if any, as the Board of Directors may designate.

    Set forth below are the names and ages of the nominees, the principal occupation of each, the year in which first elected a director of the Company, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

                                                                Director
                                                  Age             Since
                                                 -----          --------
  Russell M. Artzt (1)                            48              1980
    Executive Vice President-Research
    and Development since April 1987 and
    the Senior Development Officer
    of the Company since 1976.

  Willem F.P. de Vogel (2) (3)                    44              1991
    President of Three Cities Research,
    Inc., a private investment management
    firm in New York City, since 1981. From
    August 1981 to August 1990, Mr. de Vogel
    served as a director of the Company.  He
    is also a director of MLX Corp.

                                                                Director
                                                 Age             Since
                                                -----           --------
  Irving Goldstein (2) (3)                        57              1990
    Director General and Chief Executive
    Officer of INTELSAT, an international
    satellite telecommunications company,
    since February  1992.  He  was
    Chairman and Chief Executive Officer
    of Communications Satellite Corporation
    from October 1985 to February 1992
    and President from May 1983 to
    October 1985, and was a director
    from May 1983 to February 1992.

  Richard A. Grasso (3)                           48              1994
    Chairman and  Chief  Executive
    Officer of the  New York Stock
    Exchange since June 1995. He was
    Executive Vice Chairman of the
    New York  Stock  Exchange from
    January 1991  to May  1995 and
    President and  Chief Operating
    Officer from June  1988 to May
    1995. He  has  been  with  the
    Exchange since 1968.

  Shirley Strum Kenny (2)                         60              1994
    President   of    the    State
    University  of  New   York  at
    StonyBrook since September 1994.
    She was  President  of  Queens
    College of The City University
    of New York from 1989 to August
    1994. She is also a director of
    Toys "R" Us, Inc.

  Sanjay Kumar (1)                                33              1994
    President and  Chief Operating
    Officer since January 1994.
    He was Executive Vice
    President-Operations from
    January 1993 to December 1993,
    Senior Vice President-Planning
    from April  1989  to  December
    1992, Vice  President-Planning
    from November  1988  to  March
    1989. He joined the Company with
    the acquisition  of  UCCEL  in
    August 1987.

  Edward C. Lord (2)                              45              1988
    Senior Vice  President  of IBJ
    Schroder Bank & Trust Company, a
    commercial banking institution
    in New York City, since 1987 and
    Vice President since  1978. He
    has managed  corporate banking
    and personal lending activities
    for IBJ Schroder  Bank & Trust
    Company for  more  than twelve
    years.

  Charles B. Wang (1)                             50              1976
    Chief Executive Officer of the
    Company since 1976 and Chairman
    of the Board since April 1980.
    He is also a director of Symbol
    Technologies, Inc.

- -----------------

  (1) Member Executive Committee.

  (2) Member Audit Committee.

  (3) Member Compensation Committee.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.


  MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    During the Company's fiscal year ended March 31, 1995, the Board of Directors of the Company held eight meetings. In addition to these meetings, the Board of Directors acted by unanimous written consent on two occasions. Each Director attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he or she served except for Shirley Strum Kenny who was not a member of the Board of Directors or the Audit Committee for the entire fiscal year. The Company has a standing Executive Committee, Audit Committee and Stock Option and Compensation Committee, but does not have a standing nominating committee, the functions of which are performed by the entire Board.

    The Stock Option and Compensation Committee of the Board (the "Compensation Committee") consists of three non-employee directors, Irving Goldstein, Willem F.P. de Vogel and Richard A. Grasso. During fiscal year 1995, the Compensation Committee met three times. A subcommittee consisting of Messrs. de Vogel and Goldstein met once during fiscal 1995 to determine performance-based incentive compensation and stock grants under the Company's 1994 Annual Incentive Compensation Plan and 1995 Key Employee Stock Ownership Plan. The Compensation Committee also has the power to prescribe, amend and rescind rules relating to the 1991 Stock Incentive Plan, 1981 Incentive Stock Option Plan, 1987 Non-Statutory Stock Option Plan and 1993 Stock Option Plan for Non-Employee Directors, to grant options and other awards under the Plans and to interpret the Plans. The other duties of the Compensation Committee are described below under "Compensation Committee Report on Executive Compensation."

    The Audit Committee of the Board consists of four non-employee directors, Willem F.P. de Vogel, Irving Goldstein, Shirley Strum Kenny and Edward C. Lord. The Committee has the responsibility of recommending the firm to be chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee met two times during fiscal year 1995. The Audit Committee has recommended the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 1996.

    Compensation for non-employee directors is set at $30,000 per year. In addition, each non-employee director receives $500 for each meeting of the Board of Directors or any of its committees he attends in person, provided, however, that if a Board meeting and a committee meeting take place on the same day only one attendance fee is paid for that day. Directors who are also employees of the Company or its subsidiaries receive no compensation for serving as directors or as members of board committees.

    Under the Company's 1993 Stock Option Plan for Non-Employee Directors, non-employee directors are automatically awarded options to acquire up to 2,000 shares of the Company's Common Stock per year depending on the Company's attainment of specific return on equity objectives. Pursuant to such Plan, the exercise price of such options is an amount equal to the fair market value of the shares covered by such options on the date of grant.

  REPORT OF COMPENSATION COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might affect future filings, including this Proxy Statement, the report of the Compensation Committee of the Company's Board of Directors and the Stock Performance Graph set forth below in accordance with Securities Exchange Commission requirements, shall not be incorporated by reference into any such filings.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  GENERAL

    Decisions as to certain compensation of the Company's executive officers are made by the Compensation Committee (the "Committee") of the Company's Board of Directors, none of whom are employees of the Company. At the Company's fiscal year end, the members of the Committee were Willem F.P. de Vogel, Irving Goldstein and Richard A. Grasso. During the fiscal year ended March 31, 1995, the Committee met three times. A subcommittee (the "Subcommittee") consisting of Messrs. de Vogel and Goldstein, who are defined as "outside directors" for purposes of
  Section 162(m) of the Internal Revenue Code, as amended (the "Code") was formed to act upon performance-based executive compensation and met once during the year.

  COMPENSATION POLICIES

    The Committee's executive compensation policies are designed to attract and retain executives capable of leading the Company in a rapidly evolving computer software marketplace and to motivate such executives to maximize profitability and stockholder value. The
  Committee  has   designed   the   Company's   Comprehensive  Executive
  Compensation Plan with four components to achieve this objective_base salary; annual incentives; long-term equity participation; and benefits. The majority of each executive's total compensation is dependent on the attainment of predefined performance objectives which are consistent with the maximization of stockholder value. The philosophy and operation of each component is discussed herein.

    Base Salary. Base salaries for its executive officers are designed to attract and retain superior, high performing individuals. As such, the Company believes its base salaries for executive positions are, and should be, equal to or greater than those of comparable companies.

    Annual Incentives. The executive officers earn a significant portion of their total compensation based on achievement of predetermined individual and Company performance targets. The Company's 1994 Annual Incentive Compensation Plan, which is administered by a Subcommittee establishes a specific percentage of net income after taxes that is in excess of a threshold based on the Company's target return on average stockholders' equity. Different percentages of any such excess are determined for each executive officer prior to the commencement of each fiscal year. The Subcommittee has also established certain caps on the annual incentive compensation that can be earned by the executive officers if the Company's growth in earnings per share from the prior fiscal year is less than projected. The Subcommittee may, at its discretion, decrease (but never increase) the calculated annual incentive compensation payable to an executive, and/or direct that a portion of this incentive be payable in Company's Common Stock subject to certain holding restrictions.

    Long-term Equity Participation. The Committee believes strongly that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder's value. To this end, the Committee grants to key executives stock options which vest (i.e., become exercisable) over a five-year period as follows: 10% on the first
  anniversary;  15%  on  the  second   anniversary;  20%  on  the  third
  anniversary; 25% on the fourth anniversary and 30% on the fifth anniversary. Options granted at the current market price to executives under the Company's 1991 Stock Incentive Plan have a term of 10 years from the date of grant, and subject to the above vesting restrictions, may be exercised at any time during such term. The Committee has authorized, subject to shareholder approval, the grant to certain key employees of shares of Common Stock under the proposed 1995 Key Employee Stock Ownership Plan. These grants are non-transferrable and subject to substantial risk of forfeiture before the end of fiscal year 2000, if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years thereafter.

    Benefits. The benefits available to executive officers are the same as those offered to all full-time employees. In general, they are the standard protection against financial catastrophe that can result from illness, disability or death. Executive officers are also eligible to participate in the voluntary personal contribution, as well as the Company matching and discretionary, provisions of the Company's CASH Plan, to the extent permitted under the CASH Plan and applicable Employment Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. The Company's medical, dental, and disability plans and the CASH Plan provide all employees with the protection and peace of mind necessary to devote their full attention to achievement of the Company's objectives.

  CHIEF EXECUTIVE OFFICER COMPENSATION

    After consulting with the Company's independent compensation advisors, the Committee determined each component of Mr. Wang's fiscal year 1995 compensation as follows.

    Base Salary. Mr. Wang's base salary of $1,000,000 was not increased from that of the two previous fiscal years.

    Annual Incentives. The Company's fiscal year 1995 performance produced a return on average stockholders' equity of 44.9%, excluding a write-off of purchased research and development associated with The ASK Group,
  Inc.  acquisition.   Mr.  Wang's   total  performance-based   at  risk
  compensation calculated under the 1994 Annual Incentive Compensation Plan was $7,641,625, or 88% of his total compensation. Pursuant to this plan for fiscal year 1995, Mr. Wang's award was calculated as a predetermined percentage of the Company's net income for the fiscal year less a cost of equity. The cost of equity was computed based on a "five point" quarterly average of the Company's reported stockholder's equity. Forty percent of Mr. Wang's target incentive compensation award under this formula was awarded by the Subcommittee in Company Common Stock which is restricted from transfer for two years from the date of award.

    Long-term Equity Participation. The Committee granted Mr. Wang 353,250 incentive and non-statutory options under the Company's 1991 Stock Incentive Plan. The Committee also authorized, subject to shareholder approval, the grant to Mr. Wang of 1,200,000 shares of Common Stock under the 1995 Key Employee Stock Ownership Plan. As described in such plan, these shares are non-transferable and subject to substantial risk of forfeiture before the end of fiscal year 2000, if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years thereafter. Mr. Wang has agreed to restrict the transfer of 2,400,000 shares of Common Stock which he currently owns. Such restrictions will lapse concomitant with those on shares granted under the 1995 Key Employee Stock Ownership Plan.

    Benefits. Mr. Wang received matching and discretionary contributions to the Company's benefit plans of $26,425 in fiscal year 1995. He was also eligible for benefits under the Company's medical, dental, and disability plans consistent with those available to other full-time employees.

  OTHER EXECUTIVE OFFICERS

    The compensation plans of the Company's other executive officers, including the four persons shown in the Summary Compensation Table below, provide for a base salary, annual incentive cash compensation based on a fixed percentage of the Company's aggregate net income over and above a predetermined return on average stockholders' equity for the fiscal year, long-term equity grants under the Company's 1991 Stock Incentive Plan and access to the Company's standard employee benefit plans. For fiscal 1995, the Subcommittee allocated an aggregate of approximately 2.5% of the Company's net income in excess of a specified equity cost to the four below named executive officers, other than the Chief Executive Officer. Forty percent of this amount was awarded in the form of Company Common Stock which is restricted from transfer for two years from date of award. The Committee has authorized, subject to shareholder approval, the grant to two of the executive officers of shares of Common Stock under the proposed 1995 Key Employee Stock Ownership Plan. These shares are non-transferrable and subject to substantial risk of forfeiture before the end of fiscal year 2000, if certain performance objectives are not attained, and further subject to significant limitations on transfer for seven years thereafter.

    In  addition,   approximately   sixty   percent  of   the   Company's

  approximately 7,550 employees, including the Chief Executive Officer and the four executive officers referred to in the tables below and four non-employee directors, were granted options to purchase an aggregate of 2,710,000 shares of the Company's Common Stock. This grant represents approximately 1.7% of the Company's total shares outstanding at March 31, 1995. The Committee believes that a significant vested interest demonstrated by their ownership of stock and stock options is a strong incentive to align the interests of all directors, employees, and particularly the executive officers, with the interests of the stockholders.

          SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'SBOARD OF
          DIRECTORS:

                                                      Willem F.P. de Vogel


                                                      Irving Goldstein


                                                       Richard A. Grasso

  COMMON SHARE PRICE PERFORMANCE GRAPH

    The following graph compares cumulative total return of the Company's Common Stock with the Standard and Poor's 500 Index and the Standard and Poor's Computer Software and Services Index during the fiscal years 1990 through 1995* assuming the investment of $100 on April 1, 1990 and the reinvestment of dividends.

        (Line graph of data table shown below)


                            TOTAL RETURN DATA
                       3/31/90  3/31/91  3/31/92   3/31/93  3/31/94  3/31/95
 Computer Associates     100      65       114       177      229      443
 S&P 500 Index           100     114       127       146      149      172
 S&P Computer Software
  and Services Index**   100      91       118       156      175      236

    Source: Standard and Poor's Compustat Custom Business Unit

   *    The Company's fiscal years ended March 31 of each year.

  ** The Standard  and Poor's  Computer Software  and Services  Index is
    composed of the following companies:
   Autodesk Inc.                           Lotus Development Corporation
   Automatic Data Processing, Inc.         Microsoft Corporation
   Ceridian Corporation                    Novell Inc.
   Computer Associates International,Inc.  Oracle Systems Corporation
   Computer Sciences Corporation           Shared Medical Systems Corporation
   First Data

  COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

    The following table sets forth the cash and non-cash compensation for the Chief Executive Officer and each of the four next most highly compensated executive officers of the Company for each of the fiscal years ended March 31, 1995, 1994 and 1993, respectively.

                        SUMMARY COMPENSATION TABLE
                                                                     Long Term
                                                               Compensation Awards
Name and               Fiscal    Annual Compensation        Restricted Stock     Option       All Other
Principal Position      Year     Salary       Incentive(1)   Awards ($)(2)   Awards(#)(3)   Compensation(4)
- --------------------   ------    ------       -----------    -------------  -------------   ---------------
Charles B. Wang          1995    $1,000,000    $4,585,000     $3,056,625      353,250        $38,425
Chairman of the Board    1994    $1,000,000    $5,729,000                     303,900        $30,942
and Chief Executive      1993    $1,000,000    $2,700,000                     306,950        $19,271
Officer

Sanjay Kumar             1995    $  650,000    $2,667,000     $1,777,747      253,250        $38,425
President and Chief      1994    $  400,000    $1,690,000                     203,900        $31,686
Operating Officer        1993    $  300,000    $  632,500                     156,950        $17,443

Russell M. Artzt         1995    $  550,000    $  954,000     $  635,787      183,250        $38,425
Executive Vice           1994    $  400,000    $1,195,000                     153,900        $32,177
President-Research       1993    $  300,000    $  582,500                     106,950        $17,297
and Development

Arnold S. Mazur          1995    $  450,000    $  523,000     $  348,472        ---          $38,425
Executive Vice           1994    $  400,000    $  880,000                     153,900        $31,686
President-Sales          1993    $  300,000    $  582,500                     106,950        $17,463

Peter Schwartz           1995    $  450,000    $  488,000     $  325,197      128,250        $38,425
Senior Vice              1994    $  400,000    $  530,000                     103,900        $30,565
President-Finance and    1993    $  300,000    $  307,500                      56,590        $16,567
Chief Financial Officer

  (1) All incentive compensation shown for fiscal years 1994 and 1995 was awarded under the 1994 Annual Incentive Compensation Plan.

  (2) The Compensation Committee of the Board of Directors has authorized, subject to shareholder approval, the grant of shares of Common Stock under the 1994 Annual Incentive Compensation Plan, as amended.

  (3) All options granted to such executive officers of the Company vest over a five year period, 10% on the first anniversary; 15% on the second anniversary; 20% on the third anniversary; 25% on the fourth anniversary and 30% on the fifth anniversary.

  (4) Consists of Company contributions to the Company's benefit plans, and for fiscal year 1995 a non-reimbursed travel allowance of $12,000 for each executive officer.

    The following tables summarize option grants and exercises during the fiscal year ended March 31, 1995 to or by the executive officers named in the Summary Compensation Table above, and the value of the options held by such person on March 31, 1995.



                  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                      Granted     Percent of    Exercise     Expiration         Potential Appreciation
Name                  Options    Total Grants    Price          Date             5%(1)           10%(2)
- ----------            -------    ------------    -----          ----         -----------       ----------

C.B. Wang             353,250       13.0%       $30.625      May 12, 2004   $    6,803,559  $    17,241,554

S. Kumar              253,250        9.3%       $30.625      May 12, 2004   $    4,877,569  $    12,360,718

R.M. Artzt            183,250        6.8%       $30.625      May 12, 2004   $    3,529,376  $     8,944,132

A.S. Mazur              ---          ---        $30.625      May 12, 2004   $       ---     $        ---

P. Schwartz           128,250        4.7%       $30.625      May 12, 2004   $    2,470,082  $     6,259,273

All Optionees       2,600,000       95.9%       $30.625      May 12, 2004   $   50,075,734  $   126,901,744
                      100,000        3.7%       $53.125    January 18, 2005 $    1,925,990  $     4,880,836
                       10,000         .4%       $41.000     August 18, 2004 $      192,599  $       488,084

All Stockholders(3)      N/A          N/A         N/A             N/A       $5,979,646,359  $15,153,597,904

- -----------------------

  (1) Realizable net value if Company stock were to increase in value five percent (5%) per year for the ten year term of the options.

  (2) Realizable net value if Company stock were to increase in value ten percent (10%) per year for the ten year term of the options.

  (3) Realizable increase in value to all stockholders if all outstanding shares of Company stock (160,137,850 at March 31, 1995) were to increase in value five percent (5%) or ten percent (10%) per year from its March 31, 1995 value for ten consecutive years.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES



                                                 Number of                  Net Value of Unexercised
                                             Unexercised Options             In-The-Money Options
           Shares Acquired/   Value           at March 31, 1995               at March 31, 1995(3)
Name         Exercised      Realized(1)    Exercisable(2)  Unexercisable  Exercisable(2)  Unexercisable
- ---------    ---------      -----------    --------------  -------------  --------------  -------------
C.B. Wang                                     1,473,308      1,080,622      $68,967,058     $41,329,071
S. Kumar        87,807        $3,140,440         20,750        607,123      $ 1,037,676     $21,497,810
R.M. Artzt     136,400        $4,721,913        295,547        497,153      $13,772,509     $18,482,054
A.S. Mazur       8,000        $  478,500        227,040        271,400      $10,872,796     $11,012,211
P. Schwartz      5,600        $  249,550        150,562        293,628      $ 7,196,053     $10,276,908

- ------------------


  (1) Market value of shares purchased at exercise date less aggregate option exercise price.

  (2) All option grants vest over a five year period: 10% on the first anniversary; 15% the second anniversary; 20% the third anniversary; 25% the fourth anniversary; and 30% the fifth anniversary.

  (3) Pro forma net valuation based on March 31, 1995 closing price ($59.375) less fair market price at the grant date.

  EMPLOYEES' PROFIT SHARING PLANS

    The Company maintains a profit sharing plan, the Computer Associates Savings Harvest Plan ("CASH Plan"), for the benefit of employees of the Company. The CASH Plan is intended to be a qualified plan under Section 401(a) of the Code, and certain contributions made thereunder qualify for tax deferral under Section 401(k) of the Code. The CASH Plan is funded through the Company's and participating employees' contributions and generally provides that employees may contribute, through payroll deductions, a percentage of their regular salary. The Company makes matching and discretionary contributions for participants in the CASH
  Plan,  including   the   Company's   executive   officers   ("Employer
  Contributions"). Participants in the CASH Plan receive a 50% match of their contributions, up to a maximum of 5% of annual compensation (subject to certain Code limitations), and a portion of the Company's discretionary contribution for each year generally in proportion to their annual compensation. The Company's contributions under the CASH Plan vest in incremental amounts over a period of seven years from date of hire, and are 100% vested after seven years. The CASH Plan is administered by a committee of officers and employees of the Company appointed by the Board of Directors. All employees who have been in the employ of the Company for at least one year are eligible to participate.

    Effective  April  1,  1994,  the  Company   established  an  unfunded
  "Restoration Plan" primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Restoration Plan is solely for the purpose of benefiting participants in the CASH Plan who are precluded from receiving a full allocation of Employer Contributions under the CASH Plan because of the limitation on the compensation taken into account under such CASH Plan imposed by Section 401(a)(17) of the Code as amended by the Omnibus Budget Reconciliation Act of 1993.

    The Company also established effective January 1, 1993, an unfunded "Excess Benefit Plan" as said term is defined in Sections 3(36) and 4(b)(5) of ERISA, solely for the purpose of benefiting participants in the CASH Plan who are unable to receive a full allocation of Employer Contributions under the CASH Plan limitations imposed by Section 415 of the Code.

    During fiscal year 1995, the Company contributed $26,425 for each of the accounts of Messrs. Wang, Kumar, Artzt, Mazur and Schwartz, and $19,980,174 for all participating employees under the CASH, the Excess Benefit and the Restoration Plans. Such contributions are included in the amount of other cash compensation set forth opposite the five executive officers' names on the Summary Compensation Table on page 9.

  STOCK OPTION PLANS

    During fiscal year 1995, the Company maintained the 1981 Incentive Stock Option Plan (the "1981 Plan") which provides for the issuance to key employees of incentive stock options to purchase up to a maximum of 8,000,000 shares of Common Stock of the Company. The 1981 Plan terminated in accordance with its terms, on October 23, 1991, which was the tenth anniversary of the date on which it was first adopted. No additional options may be granted under the 1981 Plan. The 1981 Plan has been administered by the Compensation Committee which determined the persons to whom incentive stock options were granted, the number of shares subject to such options and the terms of the stock options. Incentive stock options are stock options which are intended to satisfy the criteria established in Section 422 of the Code and are subject to different tax treatment than non-statutory stock options. Incentive stock options may be granted for terms of up to ten years. The option price of an incentive stock option may not be less than the market price of the shares of Common Stock on the date the option is granted.

    The Company's 1991 Stock Incentive Plan (the "1991 Plan") provides that up to an aggregate of 10,000,000 shares (the proposed Amendment would increase this amount to 20,000,000 shares) of the Company's Common Stock may be granted to employees (including officers of the Company) pursuant to stock options or stock appreciation rights ("SARs"). The options may be either options intended to qualify as "incentive stock options," as that term is defined in the Code, or non-statutory options. The per share exercise price of options and SARs granted under the 1991 Plan may not be less than 100% of the Fair Market Value (as defined below) of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired under the 1991 Plan may be treasury shares, including shares purchased in the open market, newly issued shares or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock on such date as reflected in the consolidated trading of New York Stock Exchange issues (as long as the Company's Common Stock is listed on the New York Stock Exchange).

   The 1991 Plan is administered by the Compensation Committee of the Board of Directors, which determines the individuals to whom options and SARs are granted, the date or dates of grant, and the number of shares covered by the options and SARs granted. The Compensation Committee also has the power to interpret the 1991 Plan and to determine the terms, exercise price and form of exercise payment for each option granted under the 1981 and 1991 Plans, including whether such option is intended to qualify as an incentive stock option under the Code.

    The Company also maintains the 1987 Non-Statutory Stock Option Plan (the "1987 Plan") pursuant to which non-statutory options to purchase up to 5,000,000 shares of Common Stock of the Company may be granted to selected officers and key employees of the Company. Pursuant to the 1987 Plan, the option price of stock options granted thereunder may not be less than the market price of the shares of Common Stock on the date of grant. The option period may not exceed twelve years. The Compensation Committee of the Board of Directors also administers the 1987 Plan.

    The 1993 Stock Option Plan for Non-Employee Directors (the "1993 Plan") provides for non-statutory options to purchase up to 100,000 shares of Common Stock of the Company to be available for grant to each member of the Board of Directors who is not otherwise an employee of the Company. Pursuant to the 1993 Plan, the exercise price shall be the fair market value of the shares covered by the option at the date of grant. The 1993 Plan is administered by the Compensation Committee of the Board of Directors.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of such copies of Section 16(a) forms received by it, or written representations from certain reporting persons, during the fiscal year ended March 31, 1995, the Company believes that each of its officers, directors and greater than ten percent beneficial stockholders complied with all applicable filing requirements.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Richard A. Grasso, a director of the Company and a member of the Compensation Committee is the Chairman and Chief Executive Officer of the New York Stock Exchange (the "NYSE"). The Company's Common Stock has been listed and traded on the NYSE since September 1986, and in fiscal year 1995, the Company paid listing fees totaling $156,801 to the NYSE. Although Mr. Grasso is a "disinterested director" under Rule 16b-3 of the 1934 Securities Exchange Act (the "Act"), some interpretations of
  Section 162(m) of the Code would not consider Mr. Grasso to be an "outside director" for purposes of determining or recommending executive compensation levels. The Company does not consider this to be a valid distinction, but has established a two member Subcommittee (not including Mr. Grasso) of the Compensation Committee which has and will decide and recommend any compensation plans likely to exceed the $1,000,000 Section 162(m) threshold.

  CERTAIN TRANSACTIONS

    Mr. Anthony W. Wang, a former President and Chief Operating Officer of the Company, and a brother of Charles B. Wang, Chairman and CEO, has an agreement to remain with the Company in a non-executive capacity until March 31, 1997. During this term, Mr. Wang will assist the Company in the prosecution and defense of certain litigation and will perform such other advisory and consulting duties as may be reasonably requested from time to time by the Company's Chief Executive Officer. For these services and in consideration of a five-year non-competition covenant, the Company agreed to pay Mr. Wang $500,000 per year. Under his agreement Mr. Wang will not be entitled to receive additional stock option grants, but stock options granted to Mr. Wang during his tenure as an officer of the Company will continue to vest and be exercisable.

  ITEM 2--AMENDMENT TO THE COMPANY'S 1991 STOCK INCENTIVE PLAN

    On June 24, 1991, the Board of Directors of the Company ratified and approved the Computer Associates International, Inc. 1991 Stock Incentive Plan (the "1991 Plan"). The stockholders of the Company voted to approve the 1991 Plan on August 14, 1991. On May 17, 1995, the Company's Board of Directors voted to amend Paragraph 6.1(a) of the 1991 Plan, to increase the number of shares of Common Stock reserved and available for issuance under Options and SAR's granted under this plan from 10,000,000 shares to 20,000,000 shares (the "1991 Plan Amendment"). At March 31, 1995, 4,086,925 shares were available for future grants. The 1991 Plan Amendment is being submitted for stockholder approval at the meeting. A description of the 1991 Plan, as amended, is set forth on page 11 under the caption "Stock Option Plans."

    The 1991 Plan was established in order to promote the growth and profitability of the Company and its subsidiaries and to provide officers and key employees of the Company and its subsidiaries with an incentive to achieve long-term corporate objectives, to attract and retain key employees of outstanding competence, and to provide such key employees with an opportunity to acquire an equity interest in the Company. The number of options granted to the Company's Chief Executive Officer, each of the four next most highly compensated executive officers and all employees as a group in the most recent fiscal year ended March 31, 1995, and the dollar value of such grants (based upon assumed increases in the value of the Common Stock), in each case are depicted in the table of Option/SAR Grants In Last Fiscal Year shown on page 10.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK INCENTIVE PLAN.

  ITEM 3--AMENDMENT TO THE COMPANY'S 1994 ANNUAL INCENTIVE PLAN

    On May 25, 1994, the Board of Directors of the Company ratified and approved the Computer Associates International, Inc. 1994 Annual Incentive Compensation Plan (the "Incentive Plan") which had been previously adopted by the Subcommittee of the Compensation Committee of The Board of Directors (the "Committee") on March 31, 1994. The stockholders of the Company voted to approve the Incentive Plan on August 10, 1994. An Amendment to the Incentive Plan for certain key employees was adopted by the Committee on March 24, 1995 and approved by the Board of Directors of the Company on May 17, 1995 ("the Amendment"). The Amendment, which amends the Incentive Plan to permit the Committee to pay all or a portion of the Annual Incentive award in Common Stock is being submitted for stockholder approval at the meeting.

    The Incentive Plan was established as part of an initiative to document and codify the Company's existing management compensation structure (described above under "Compensation Committee Report on Executive Compensation"), and to provide guidelines under which the Committee will determine and award future incentive compensation to eligible management employees of the Company. Prior to the start of each fiscal year, the Committee identifies those key executives whose responsibilities and performance most directly affect attainment of the Company's larger objectives ("Participants"). The individuals covered and the amounts paid under this Incentive Plan in the most recent fiscal year ended March 31, 1995 are depicted in the Summary Compensation Table shown on page 9.

    The Incentive Plan was developed as a result of a detailed review by the Company's senior management and the Committee of all aspects of the
  Company's  compensation  structure.  Such  review   was  aided  by  an
  independent  management  consultant's   comprehensive  study   of  the
  compensation practices of other companies in related businesses. Senior management and the Committee also considered the impact of the enactment of Section 162(m) of the Code, which limits in certain circumstances the deductibility of compensation in excess of $1 million paid to certain executive officers.

  DESCRIPTION OF THE INCENTIVE PLAN

    The material terms of the incentive plan are summarized below. Such summary is qualified in its entirety by reference to the complete text of the Incentive Plan, as amended, attached as Exhibit A to this Proxy Statement.

    Under the Incentive Plan, the Participants will be eligible to receive an Annual Incentive award based upon the attainment and certification of performance goals established by the Committee.

    The Committee shall adopt these performance goals in advance of each fiscal year (or in advance of such other date as may be permitted under Section 162(m) of the Code). Each Participant will be assigned a target Annual Incentive award ("Target") for such fiscal year equal to a specific percentage of the net income of the Company less 15%, or such other threshold as may be established by the Committee, of the average stockholders' equity for the Company on a consolidated basis. To the extent that the Company's annual performance is better or worse than the levels established by the Committee, each participant's actual Annual Incentive will be greater or less than the Target for that fiscal year.

    The Committee will also adopt a mathematical formula or matrix for the fiscal year which indicates the extent to which the Annual Incentive will be reduced if the Company's net income per share does not exceed the prior fiscal year's net income per share. With respect to the Company's current fiscal year 1996, such determinations were made by the Committee at a meeting held on March 31, 1995, in accordance with rules issued by the Internal Revenue Service.

    The  Committee  believes  that  stock  ownership   by  management  is
  beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. To this end, the Committee has adopted the Amendment, which provides that the Board of Directors has the discretion to pay all or a portion of the Annual Incentive award earned by Participants in Common Stock rather than in cash. Subject to approval of the Amendment, the Committee has resolved that, for fiscal year 1995, the Company will pay 40% of the Annual Incentive award earned by certain of the Participants in Common Stock rather than in cash. The substitution of Common Stock for cash under the Incentive Plan for fiscal year 1995 will be based on the closing price on the New York Stock Exchange of the Common Stock on March 31, 1995. Any stock awarded pursuant to the Amendment will not be registered under the Securities Act of 1933 or applicable State securities laws, and will not be transferable by the recipients for two years from the date of issuance of the stock to them.

    Except as the Committee may otherwise in its sole discretion provide, all Target awards under the Incentive plan are contingent upon the Participant remaining in the employ of the Company or its subsidiaries.
    The Incentive Plan may be amended or terminated by the Board of Directors of the Company at any time, provided that bonuses earned but unpaid are paid promptly after such termination. Payment of any awards under the Incentive Plan will be calculated and approved by the Committee prior to payment.

    The Incentive Plan, in conjunction with the Base Salary, Long-term Equity Participation, the 1995 Plan (defined below) and the benefits programs is intended to align the Company's compensation standards with those of comparable companies in related businesses. In its discretion the Committee intends to establish Targets under the Incentive Plan which, if achieved, will result in total compensation for the Company's executives that will attract and retain high achieving performers. In addition, the Board of Directors believes that the Incentive Plan will continue to motivate such executives to achieve maximum profitability and stockholder returns.

    As discussed above, Section 162(m) of the Code imposes limits on the ability of public companies to deduct compensation in excess of $1 million paid to certain key employees in certain circumstances. If stockholder approval of the Amendment is obtained, then all incentive compensation awarded under the Incentive Plan will continue to qualify
  for  an  exception  to   Section  162(m)  of   the  Code  relating  to
  performance-based compensation and, therefore, will be deductible by the Company for Federal income tax purposes.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 ANNUAL INCENTIVE PLAN.

  ITEM 4--THE 1995 KEY EMPLOYEE STOCK OWNERSHIP PLAN

    On May 17, 1995, the Board of Directors of the Company ratified and approved the Computer Associates' 1995 Key Employee Stock Ownership Plan (the "1995 Plan"), which had been previously adopted by the Committee on March 31, 1995. The 1995 Plan is being submitted for stockholder approval at the meeting.

    The purpose of the 1995 Plan is to promote the creation of stockholder value by encouraging, recognizing and rewarding sustained outstanding individual performance by certain key employees who are largely responsible for the management, growth and protection of the business. The Committee believes that stockholder value will also be enhanced by the retention of these key individuals.

  DESCRIPTION OF THE 1995 PLAN

    The following is a summary of certain of the provisions of the 1995 Plan; the summary is not, however, intended to be complete, and is qualified by reference to the complete text of the 1995 Plan attached as Exhibit B to this Proxy Statement.

    Under the 1995 Plan, the Committee is authorized to grant, subject to the attainment of certain Common Stock price objectives, up to 6,000,000 shares of the Company's Common Stock (the "Common Stock") to three key
  executives.  The  Committee  has   initially  authorized,  subject  to
  shareholder approval, the grant of 2,000,000 shares of Common Stock (the "Initial Grant") as described below and may grant up to an additional 4,000,000 shares (the "Additional Grants") based on the price per share of the Common Stock achieving target levels over the next five years. The Initial Grant and Additional Grants are non-transferable and subject to significant risk of forfeiture during the next five years (through the end of the Company's fiscal year 2000), and further subject to significant limitations on transfer during the seven years following vesting. In addition to the transfer restrictions imposed on the Initial Grant and Additional Grants, Mr. Wang has agreed to restrict the transfer of an additional number of shares which he currently owns equal to twice the number of shares he received as part of the Initial Grant which have not been forfeited. These shares will be restricted on the same terms as the Initial Grant.

    The Initial Grants are being made to the CEO and two other key employees:

                                                             Initial Shares
    Charles B. Wang, Chairman and Chief Executive Officer       1,200,000
    Sanjay Kumar, President and Chief Operating Officer           600,000
    Russell M. Artzt, Executive Vice President--Research          200,000
      and Development

    The Committee may grant Additional Grants to these individuals if certain target prices for Common Stock are met in the Company's fiscal years 1996 through 2000. In general, the targets have been set to achieve an annual 20% increase in the price per share of the Common
  Stock. In each of these years, if the closing price of Common Stock exceeds target levels on at least 30 trading days, each of the employees listed above will receive a grant of additional shares of restricted stock. The maximum possible Additional Grants for the CEO and the two other key employees are as follows:



                                                            Additional Shares
    Charles B. Wang, Chairman and Chief Executive Officer      2,400,000
    Sanjay Kumar, President and Chief Operating Officer        1,200,000
    Russell M. Artzt, Executive Vice President--Research         400,000
     and Development


  VESTING

    The Initial Grant and the Additional Grants made prior to the end of the Company's fiscal year 2000 will vest (and will no longer be subject to forfeiture) at the end of fiscal year 2000 if, during that fiscal year, the closing price on the New York Stock Exchange Composite Tape (the "NYSE") for the Common Stock exceeds $131.00 per share on at least 60 trading days. In the event the closing price on the NYSE exceeds $131.00 per share on fewer than 60 trading days but exceeds $105.00 per share for 60 or more trading days during fiscal year 2000, all Additional Grants and 60% of the Initial Grants will be forfeited. In the event the closing price on the NYSE exceeds $105.00 per share on fewer than 60 trading days but exceeds $75.00 per share on more than 60 trading days during fiscal year 2000, all Additional Grants and 80% of the Initial Grants will be subject to forfeiture; but if at any time prior to March 31, 2000, the closing price on the NYSE exceeds $75.00 per share on 60 or more trading days, 20% of the Initial Grant shall vest, subject to the continued employment of the key employees, as described in the following paragraph. If the closing price on the NYSE exceeds $180.00 per share for any 60 trading days within any twelve month period, the vesting will accelerate to an earlier date.

    All stock granted under the 1995 Plan to an executive will be forfeited if the executive's employment is terminated prior to the fifth anniversary of the date of the Initial Grant for reasons other than death or disability. In the event of death or disability, all Initial Grants and Additional Grants made as to such executive through such date will immediately vest and will not be subject to the restrictions on transfer described below.

  TRANSFER

    Following the vesting of Common Stock, the shares of stock are subject to significant transfer restrictions which phase out over seven years.

  CHANGE OF CONTROL

    In the event of a Change of Control (as defined in the 1995 Plan), any shares not previously issued as Additional Grants will be issued as Additional Grants at the time of the Change of Control based on the price per share or similar valuation realized in the transaction giving rise to the Change of Control. The Initial Grants and Additional Grants will immediately vest and the restrictions on transfer will be either eliminated or reduced to a maximum of one year.

    Section 162(m) of the Code imposes limits on the ability of public companies to deduct compensation in excess of $1 million paid to certain key employees in certain circumstances. If stockholder approval of the 1995 Plan is obtained, then all incentive compensation awarded under the 1995 Plan will qualify for an exception to Section 162(m) of the Code relating to performance-based compensation and, therefore, will be deductible by the Company for Federal income tax purposes.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPANY'S 1995 KEY EMPLOYEE STOCK OWNERSHIP PLAN.

  ITEM 5--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Although the By-Laws of the Company do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors considers it desirable that its appointment of independent auditors be ratified by the stockholders. Ernst & Young LLP (and its predecessor firm Ernst & Whinney) has been the independent auditor for the Company since 1980 and has been appointed to serve in that capacity for the 1996 fiscal year. The Board of Directors will ask the stockholders to ratify the appointment of this firm as independent auditors for the Company at the Annual Meeting.

    A representative of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS.

                          STOCKHOLDER PROPOSALS

    The Company's By-Laws require advance notice for any stockholder nomination or proposal at an annual or special meeting. In general, all nominations or proposals must be delivered to the Secretary of the Company at the address set forth below, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Any stockholder desiring a copy of the Company's By-Laws will be furnished a copy without charge upon written request to the Secretary of the Company. The submission deadline for stockholder proposals for consideration for inclusion in proxy materials for the 1996 Annual Meeting is March 9, 1996.

                              OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date your proxy and return it in the enclosed envelope.



                                        By Order of the Board of Directors



                                        Belden A. Frease
                                        Secretary


Dated: July 7, 1995
Islandia, New York


    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING. SUCH REQUESTS SHOULD BE ADDRESSED TO: COMPUTER ASSOCIATES INTERNATIONAL, INC., ATTN.: MR. BELDEN A. FREASE, SECRETARY, ONE COMPUTER ASSOCIATES PLAZA, ISLANDIA, NEW YORK 11788-7000.

                                                                EXHIBIT A

       COMPUTER ASSOCIATES INTERNATIONAL, INC.1994 ANNUAL INCENTIVE
                            COMPENSATION PLAN

              (As Amended and Restated as of August 9, 1995)

  I.  ESTABLISHMENT AND PURPOSE.

      1.1 Purpose. Computer Associates International, Inc. (the "Company") established the 1994 Annual Incentive Compensation Plan (the "Plan"), effective as of April 1, 1994. The Plan is intended to attract and retain the services of executives who are in a position to influence the success of the Company by providing an award based on the Company's financial performance. Further, this Plan is designed to motivate key executives to increase shareholder value by improving operating results and efficiently employing the Company's capital.

      1.2 Effective Date. The Plan was effective as of April 1, 1994, and approved August 10, 1994 by an affirmative vote, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at the 1994 Annual Meeting of Stockholders. An amendment to provide for the payment of all or a portion of the Annual Incentive award (defined below) in Company Common Stock was effective March 24, 1995 subject to the approval by an affirmative vote at the 1995 Annual Meeting of Stockholders, or any adjournment thereof, of holders of a majority of outstanding shares of the Company's common stock, present in person or by proxy and entitled to vote at the meeting.

  II. Definitions.
      2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below, subject to the provisions of Sections 3.3 and 3.4.:

          2.1.1 "Annual Incentive" means the result of applying the predetermined individual percentage to the result of subtracting the annual Cost of Equity from the Company's Net Income.

          2.1.2 "Average Equity" means the "five-point" quarterly average of the Equity for the Plan Year, the first point being the preceding year end.

          2.1.3 "Board" means the Company's Board of Directors.

          2.1.4 "Code" means the Internal Revenue Code of 1986, as amended.

          2.1.5 "Committee" means the Compensation Subcommittee of the Board of Directors of the Company formed to act on performance-based compensation for key executives.

          2.1.6 "Common Stock" means the Common Stock, $.10 par value per share, of the Company.

          2.1.7 "Cost of Equity" means the Company's imputed equity cost based on a formula approved by the Committee prior to the start of the Plan Year.
          2.1.8 "Equity" means the Company's reported shareholders' equity for the Plan Year.

          2.1.9 "Net Income'' means the Company's net income, in accordance with Generally Accepted Accounting Principles, as reported for the Plan Year, adjusted for cumulative effects of changes in accounting standards.

          2.1.10 "Normal Retirement'' or "Early Retirement'' means any termination of employment (other than by death or disability) after a Participant's normal or early retirement date (as defined in the Company's CASH Plan).

          2.1.11 "NYSE"  means  the New  York  Stock  Exchange Composite
                Tape.

          2.1.12  "Participant"  means  as  to   any  Plan  Year  a  key
                executive of the Company who is likely to have a significant impact on the value added performance of the Company. An employee must be approved as a Participant by the Committee before the beginning of each Plan Year.

          2.1.13 "Plan Year" means the fiscal year commencing April 1, 1994 and ending March 31, 1995 and each succeeding fiscal year.

          2.1.14 "Target Annual Incentive" means the target incentive opportunity for an individual, expressed as a percentage of the projected Value Added for a specific Plan Year. The schedule of individual Target Annual Incentives shall be determined by the Committee in accordance with Section 3.2.

          2.1.15 "Value Added" means Net Income minus the Cost of Equity. The Cost of Equity is determined by multiplying the Company's Average Equity by a percentage fixed by the Committee.

  III.  AWARDS AND COMMITTEE DETERMINATIONS

      3.1 Opportunity. The Committee shall approve participation in the Plan and establish a Target Annual Incentive for each Participant, based on his or her role and responsibilities, prior to the beginning of each Plan Year.

      3.2 Awards. Payment under this Plan will be based on a payout table adopted by the Committee in writing prior to the start of the Plan Year. The form of such table will generally remain unchanged for a period of years; however, the Committee reserves the right (in its sole discretion) to modify the table, provided that such modification is done prior to the start of the applicable Plan Year (or in advance of such other date as may be permitted under Section 162(m) of the Code). The payout table will provide 100% of a Participant's Target Annual Incentive if a certain level of Value Added is achieved, and greater or lesser awards for Value Added that exceeds or is less than, respectively, the level at which 100% of Target Annual Incentives are paid. At the discretion of the Committee, some or all of a Participant's calculated Annual Incentive may be awarded in shares of the Company's Common Stock, and will be based on the NYSE closing price of the Common Stock on the last day of the Plan Year. The payout table will be further limited by any pre-established limits or caps based on Company or individual performance which the Committee has previously determined, so as not to exceed a maximum of 5% of Net Income for any Participant in any Plan Year.

      3.3 Determination. Prior to the start of any Plan Year, the Committee shall determine for such Plan Year whether any significant nonrecurring item (e.g., an acquisition, or the gain or loss on a divestiture, of a business) will be excluded from the calculation of Value Added for the Plan Year, as well as any limitations based on Company or individual performance. Such determination or limitation shall apply only to events or performance that have occurred since the adoption of this Plan or that may occur in the Plan Year.

      3.4 Adjustments Prior to Payment. The Committee, in its sole discretion, may reduce the award for any Participant below the award that would otherwise be payable in accordance with the Plan.

      3.5 Certification. The Committee shall certify in writing the level of Value Added achieved and the respective Annual Incentive amounts earned for the Plan Year prior to payment of awards.

  IV. PAYMENT OF AWARDS

      4.1 Right to Receive Payment. Any Annual Incentive amounts that may become due under this Plan shall be made solely from the general assets of the Company, normally on or before the May 31st next following the end of the Plan Year during which the award was earned. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

          4.1.1 Employment for Plan Year. If a Participant's employment with the Company continues for the entire Plan Year, the Participant shall be entitled to receive full payment of the award amount determined under Article III for the Plan Year in accordance with the terms of the Plan.

          4.1.2 Retirement, Disability or Death. In the event of death, Disability or Normal or Early Retirement of a Participant during a Plan Year, the Committee (in its sole discretion) will determine on a pro rata basis the amount of the partial award (if any) to be paid to such Participant (or to his or her personal representative) for such Plan Year. Payments will be made in cash at the same time as other awards to Participants are made for the same Plan Year.

          4.1.3 Resignation or Discharge. If during a Plan Year, a Participant's employment with the Company terminates by reason of resignation or discharge, the Committee (in its sole discretion) will determine on a pro rata basis the amount of partial award (if any) to be paid to such participant for such Plan Year. Payments will be made in cash at the same time as other awards to participants are made for the same plan year.

      4.2 Beneficiaries. Each Participant may designate, in writing and on
          such  form  as  the   Company  may  prescribe,   one  or  more
          beneficiaries to receive any amount that is payable after the individual's death. In the event of a Participant's death, any award that is payable to such Participant shall be paid to his or her beneficiary or, in the event that no beneficiary has been designated, to his or her estate.

  V.  ADMINISTRATION

      5.1 Committee. The Plan shall be administered by the Committee or a subcommittee composed of not less than two independent outside Directors. No employee or former employee of the Company may serve on the Committee.

      5.2 Rules and lnterpretation. The Committee shall be vested with all discretion and authority as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

      5.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

      5.4 Tax Withholding. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state and local taxes. If, pursuant to this Plan, a Participant receives same or all of his Annual Incentive award in shares of Common Stock, the Participant may elect to have the withholding made from the portion of the Annual Incentive award that is paid in Common Stock. The reduction in the number of shares of Common Stock paid to such Participant to satisfy this withholding shall be equal to the amount of tax withheld divided by the closing price of the Common Stock on the NYSE on the last day of the Plan Year, rounded down to the nearest share.

  VI. GENERAL PROVISIONS

      6.1 Nonassignability. Prior to the time of any payment under the Plan, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan.

      6.2  Employment   Rights/Participation.   The   establishment  and
          subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year or other accounting period such exercise occurs, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Being a Participant in any one Plan Year does not confer any right to be named as a Participant for any succeeding Plan Year.

      6.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award made under the Plan.

      6.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

  VII.  AMENDMENT AND TERMINATION

      7.1 Amendment and Termination. The Committee may prospectively amend or terminate the Plan at any time and for any reason; provided, however, that such amendment shall not relieve the Company of its obligations under Section 7.2.

      7.2 Change in Control of the Company. In the event of a change in control of the Company (defined as acquisition by any person or persons of 50% or more of the Company's Common Stock, or a transaction requiring stockholder approval involving the sale of all or substantially all of the Company's assets, or the merger
          of  the  Company  with  or   into  a  previously  unaffiliated
          corporation), not later than the 20th business day following the date of such event, the Company shall pay each Participant an award that is the greater of (i) an award calculated in accordance with Article III above, but using the period ending on the day immediately prior to the day a change in control occurred as the last day of the fiscal year for purposes of determining Value Added, or (ii) a pro rata amount of each Participant's Target Annual Incentive for the Plan Year, based upon the portion of the fiscal year that has elapsed as of the date of the change in control.

                                                               EXHIBIT B

                  COMPUTER  ASSOCIATES INTERNATIONAL, INC.
                    1995 KEY EMPLOYEE OWNERSHIP PLAN


  I.  ESTABLISHMENT AND PURPOSE

      1.1 Purpose. Computer Associates International, Inc. (the "Company") hereby establishes the 1995 Key Employee Stock Ownership Plan (the "Plan"), effective as of May 25, 1995. The Plan is intended to encourage, recognize and reward sustained outstanding individual performance by certain key employees who are largely responsible for the management, growth and protection of the business. Further, this Plan is designed to enhance stockholder value through the retention by the Company of these key executives.

      1.2 Effective Date. The Plan is effective as of May 25, 1995, subject to the approval by an affirmative vote at the 1995 Annual Meeting of Stockholders, or any adjournment at such meeting, of the holders of a majority of the outstanding shares of the common stock of the Company, present in person or by proxy and entitled to vote at such meeting.

  II. DEFINITIONS

      2.1 Defined Terms. When used in the Plan, the following terms shall have the meanings specified below:

          2.1.1 "Additional Grants" means any additional grants of Common Stock to Participants pursuant to Section 3.3 of this Plan.

          2.1.2 "Board" means the Company's Board of Directors.


          2.1.3 "Change in Control of the Company" means any of the following: (i) the acquisition by any person or persons of 50% or more of the Company's Common Stock, (ii) a transaction requiring stockholder approval involving the sale or transfer of all or substantially all of the Company's assets, or (iii) the merger of the Company with or into a previously unaffiliated corporation.

          2.1.4 "Committee" means the Compensation Subcommittee of the Board formed to act on performance-based compensation for key executives.

          2.1.5 "Common Stock" means the Common Stock of the Company.

          2.1.6 "Initial Grant" means the initial grant of Common Stock to Participants pursuant to Section 3.2 of this Plan.

          2.1.7 "Normal Vesting Date" means March 31, 2000.

          2.1.8 "NYSE" means the New York Stock Exchange Composite Tape.

          2.1.9 "Participant" means as to any Plan Year each of Charles B. Wang, Sanjay Kumar and Russell M. Artzt.

          2.1.10 "Plan Year" means the fiscal year commencing April 1, 1995 and ending March 31, 1996 and each succeeding fiscal year up to and including the fiscal year commencing April 1, 1999 and ending March 31, 2000.

  III.  AWARDS AND COMMITTEE DETERMINATIONS

      3.1 Authorization. The Committee is authorized to grant up to 6,000,000 shares of Common Stock to the Participants.

      3.2 Initial Grant. The Committee has initially authorized, subject to shareholder approval, the grant of 2,000,000 shares of Common Stock to the Participants in the following percentages:


          Participant                 %

          Charles B. Wang             60
          Sanjay Kumar                30
          Russell M. Artzt            10


      3.3 Additional Grants. Unless granted  earlier pursuant to Section
          4.4 of this Plan, at the end of each Plan Year, the Committee shall make Additional Grants of up to the lesser of (i)
          4,000,000 less the cumulative number of Additional Grants for prior Plan Years, and (ii) the amount corresponding to the highest target price set forth in the table below that was achieved by the closing price of the Common Stock on the NYSE on at least 30 trading days during the Plan Year:



            Plan Year               Number of Shares      Target Price
              1996                      800,000                 75
                                      1,600,000                 90
                                      2,400,000                110
                                      3,200,000                130
                                      4,000,000                155

              1997                      800,000                 90
                                      1,600,000                110
                                      2,400,000                130
                                      3,200,000                155

              1998                      800,000                110
                                      1,600,000                130
                                      2,400,000                155

              1999                      800,000                130
                                      1,600,000                155

              2000                      800,000                155


       The target price shall be appropriately adjusted to reflect any stock dividends, stock splits, recapitalization, reorganization, merger, consolidation, split-up, combination or other similar transactions during the Plan Year. Additional Grants shall be made to the Participants in the percentages set forth in Section
          3.2 of this Plan.

      3.4 Certification. The Committee shall certify in writing the target level exceeded and the grants of Common Stock made for the Plan Year prior to the making of the awards.

  IV. VESTING AND FORFEITABILITY

      4.1 Termination. Subject to Section 4.4 of this Plan, if, prior to March 31, 2000, a Participant's employment with the Company terminates for reasons other than death or disability, all Common Stock granted to the Participant pursuant to this Plan shall be forfeited.

      4.2 Death or Disability. In the event of the death or disability of a Participant prior to the Normal Vesting Date, the Initial Grant and any Additional Grants made to the Participant shall immediately vest and shall not be subject to the restrictions on transfer set forth in Article V of this Plan.

      4.3 Certain Target Level Exceeded. Unless sooner vested under Sections 4.2 or 4.4 of this Plan:.

          4.3.1 The Initial Grant and any Additional Grants shall vest, and shall no longer be subject to forfeiture, if any time during the twelve-month period ending on the Normal Vesting Date, the closing price of the Common Stock on the NYSE exceeds $131.00 per share on at least 60 trading days.

          4.3.2 If, at any time during the twelve-month period ending on the Normal Vesting Date, the closing price of the Common Stock on the NYSE exceeds $131.00 per share on fewer than 60 trading days but exceeds $105.00 per share on 60 or more trading days, (i) 100% of any Additional Grants and 60% of the Initial Grant shall be forfeited and (ii) 40% of the Initial Grant shall vest, and shall no longer be subject to forfeiture.

          4.3.3 If, at any time during the twelve-month period ending on the Normal Vesting Date, the closing price of the Common Stock on the NYSE exceeds $105.00 per share on fewer than 60 trading days but exceeds $75.00 per share on 60 or more trading days, (i) 100% of the Additional Grant and 80% of the Initial Grant shall be forfeited and (ii) 20% of the Initial Grant shall vest, and shall no longer be subject to forfeiture; but if at any time prior to March 31, 2000, the closing price of the Common Stock on the NYSE exceeds $75.00 per share on 60 or more trading days, 20% of the Initial Grant shall vest and, subject to Section 4.1, shall no longer be subject to forfeiture.

      4.4 Early Vesting. Notwithstanding Section 4.3, the Initial Grant and any Additional Grants, including those made in accordance with this Section 4.4, shall immediately vest, and shall no longer be subject to forfeiture pursuant to either Section 4.1 of this Plan or Section 4.3 of this Plan, on the first day on or before the Normal Vesting Date that the closing price of the Common Stock on the NYSE has exceeded $180.00 per share for 60 trading days within any preceding twelve-month period. Any Additional Grants not made before early vesting occurs pursuant to this Section 4.4 shall be made at the end of the Plan Year in which such early vesting occurs.

      4.5 Beneficiaries. Each Participant may designate, in writing and on
          such  form  as  the   Company  may  prescribe,   one  or  more
          beneficiaries to receive the Common Stock that vests under this Plan upon the death of the Participant. In the event of the death of a Participant, any Common Stock that vests pursuant to
          Section 4.2 of this Plan shall be awarded to his beneficiary or, in the event that no beneficiary has been designated, to his estate.

  V.  TRANSFER RESTRICTIONS

      5.1 In General. Except as provided in Section 4.2 of this Plan, the shares of Common Stock granted to Participants under this Plan are subject to the transfer restrictions set forth in this
          Section 5.1 during the seven years following the date on which ownership of the Common Stock vests in each Participant and is no longer subject to forfeiture. For vesting purposes, each year shall begin and end on an anniversary of a date of vesting. No Participant shall sell, assign, transfer, pledge, make any short sale of, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock granted to such Participant under this Plan, except by will or the laws of descent and distribution; provided that in each of the seven years following vesting, the number of such shares that are transferable shall be equal to the product of (x) one plus the number of full years since vesting and (y) 5% of the number of shares of Common Stock issued to the Participant that vest on the date of vesting of the Initial Grant and the Additional
          Grants.  All   Initial  and   Additional  Grants   are  freely
          transferable after the seventh anniversary of Vesting. The cumulative percentage of such Common Stock which may be transferable during each year following vesting is as follows:

                                                     Cumulative
                During Year after Vesting       Percentage Transferable
                          1                                5
                          2                               10
                          3                               15
                          4                               20
                          5                               25
                          6                               30
                          7                               35
                          8                              100


      5.2 Special Transfer Restrictions for Charles Wang. Transfer restrictions similar to those described in Section 5.1 of this Plan shall apply to a number of shares of Common Stock owned by Charles Wang on the Effective Date of the Plan, equal to twice the number of shares awarded in the Initial Grant to him, until the awarded shares are forfeited or become transferable.

  VI. ADMINISTRATION

      6.1 Committee. The Plan shall be administered by the Committee or a subcommittee composed solely of at least two independent outside directors of the Company. No employee or former employee of the Company may serve on the Committee.

      6.2 Rules and Interpretation. The Committee shall be vested with all discretion and authority as it deems necessary or appropriate to administer the Plan and to interpret the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons.

      6.3 Records. The records of the Committee with respect to the Plan shall be conclusive on all Participants and their beneficiaries and on all other persons.

      6.4 Tax Withholding. The Company shall withhold all applicable taxes required by law upon the vesting of Common Stock under to the Plan, including any federal, FICA, state and local taxes. The Participant may elect to have the withholding made from the portion of the grants that is paid in Common Stock. The reduction in the number of shares of Common Stock paid to such Participant to satisfy this withholding shall be equal to the amount of tax withheld divided by the closing price of the Common Stock on the NYSE on the last day of the Plan Year, rounded down to the nearest share.

      6.5 Residence. The Committee may require Participants to reside within the State of New York, unless the headquarters of the Company is located outside of the State of New York.

  VII.  GENERAL PROVISIONS

      7.1 Nonassignability. Prior to the time of any vesting of Common Stock under the Plan, a Participant shall have no right by way to anticipation or otherwise to assign or transfer any interest under this Plan other than as set forth in Section 4.5 of this Plan.

      7.2  Employment   Rights/Participation.   The   establishment  and
          subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other right upon any Participant or any other individual for the continuation of his or her employment for any Plan Year or any other period. The Company expressly reserves the right, which may be exercised at any time and without regard to when, during a Plan Year or other accounting period, such exercise occurs, to discharge any individual and/or treat him without regard to the effect which such treatment might have upon him as a Participant in this Plan.

      7.3 No Individual Liability. No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

      7.4 Severability; Governing Law. If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

  VIII. AMENDMENT AND TERMINATION

      8.1 Amendment and Termination. The Committee may prospectively amend or terminate the Plan at any time and for any reason; provided, however, that such amendment shall not relieve the Company of its obligations under Section 8.2 of the Plan.

      8.2 Change in Control of the Company; Tax Gross-Up. In the event of a Change in Control of the Company, any Additional Grants not previously made at the time of such Change in Control of the Company shall be made based on the realized price per share or similar valuation resulting from the transaction giving rise to the Change in Control. The Initial Grant and any Additional Grants shall immediately vest. All restrictions on transfer set forth in Article V of this Plan either shall be eliminated or, in the sole discretion of the Committee, shall be reduced to a maximum of one year. If any Federal excise tax liability arises as to any Participant as a result of the immediate vesting of the Initial Grant and the Additional Grants pursuant to this
          Section 8.2, the Participant shall receive a cash payment from the Company which after deducting any Federal or state income or excise taxes due as a result of the Company's making the cash payment, is equal to the amount of excise tax liability.